INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

The Board of Directors

RedCell Power Corporation

(A Development Stage Company)

We consent to the use in Form 10KSB of our Auditors’ Report dated June 8, 2005 on the consolidated balance sheets of RedCell Power Corporation as at December 31, 2004 and 2003, and the related consolidated statements of operations and deficit, stockholders’ equity and cash flows for the years then ended.

MacKay LLP

Chartered Accountants

Signed

Vancouver, British Columbia, Canada

/S/ MacKay LLP

September 29, 2005